Exhibit 21

                              LIST OF SUBSIDIARIES

                                                Jurisdiction or
Name                                            State of Incorporation
----                                            ----------------------
Citizens & Northern Bank                        Pennsylvania

Bucktail Life Insurance Company                 Arizona